Exhibit 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]
         For Immediate Release

 Contact: Patrick A. Reynolds
          Director of Investor Relations
          (706) 649-4973

 Synovus Financial Corp.(R)Reports 22% Increase in Net Income for Third Quarter

         Net Interest Income and TSYS Income Growth Drive Profitability

          Columbus, Ga., October 17, 2001 -- Synovus Financial Corp. (NYSE: "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $78.9 million for the third quarter 2001, up 22%, and $226.4 million for the first nine months of 2001, up 20.5%, compared to $64.7 million and $187.9 million, for the same periods in 2000. Diluted earnings per share were $0.27 for the quarter, up 18% over last year's $0.23. For the first nine months of 2001, diluted earnings per share were $0.77, an increase of 17% over $0.66 per share for the same period in 2000. Major contributors to the growth in net income include strong growth in loans and fee income. Expense control management and improving net interest margin also positively impacted the growth in net income.

          "We are very pleased to report excellent third quarter results," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "Our outstanding loan growth of 13% over last year, coupled with continued strong credit quality, added substantially to our excellent results. TSYS increased net income by 33.5% over last year as the recently converted accounts in the United Kingdom and Ireland came on line in the quarter. Bank fee income increased by 22%, with mortgage revenue leading the way with a 52% increase over last year."

          Blanchard continued, "Our vision is for Synovus to be the finest financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. Notwithstanding the tragedy of September 11th and evolving economic conditions, we are cautiously optimistic that the Southeastern economy and the upcoming holiday shopping season will support our earnings per share growth targets. Considering these factors, we currently continue our expectation of 15% growth in earnings per share for 2001, and presently anticipate our earnings per share growth for 2002 and 2003 to be in the 15-18% range."

          Return on assets for the quarter was 2.02% and return on equity was 19.93%, as compared to 1.87% and 19.54%, respectively, for the third quarter 2000. For the first nine months, return on assets was 2.00% and return on equity was 19.99% as compared to 1.90% and 19.56%, respectively, in the same period last year. Total assets ended the quarter at $15.8 billion, an increase of 11.9% from the same period last year. Shareholders' equity at September 30, 2001, was $1.618 billion, which represented 10.25% of quarter-end assets.

            Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com




 Synovus Financial Corp.(R)Reports 22% Increase in Net Income for
 Third Quarter/p. 2

          Strong asset quality trends continued during the third quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.54%, the allowance for loan losses was 1.37% of loans, and net charge-offs were 0.28% of average loans for the third quarter, as compared to 0.53%, 1.38%, and 0.24%, respectively, last year. The allowance for loan losses provides coverage of 330% of nonperforming loans.

          Synovus banking operations' revenues increased 16% over the same period last year, while net income increased 21% over last year. Return on assets for the quarter was 1.54% and return on equity was 19.34%, compared to 1.43% and 19.19%, respectively, in third quarter of 2000. Net interest income increased by 14% versus the third quarter last year, due to net loan growth of 13% and a net interest margin of 4.62%, up from 4.57% in the same period last year. Banking operations' non-interest income grew 22%, with increases in mortgage banking of 52%, service charges on deposits of 9%, trust revenues of 20%, credit card fees of 14%, and brokerage revenues of 12% over the same period last year. Creative Financial Group, acquired in the first quarter, added $1.2 million in revenue to Synovus Wealth Management in the third quarter. Total banking operations' non-interest income as a percentage of banking revenues -- excluding securities gains/losses -- was 26.8% in the quarter. G&A expenses -- which include annual pay increases effective July 1, 2001 -- were up 6% fundamentally for the quarter over the same period last year. The efficiency ratio for the quarter was 53.3% versus 54.7% for the third quarter 2000.

          TSYS reported net income of $25.5 million for the third quarter 2001, a 33.5% increase in net income over the same period last year. Revenues for the third quarter were $162.9 million, an increase of 9.4% compared to $149.0 million for the third quarter last year.

          TSYS expects an increase of net income for 2001 over 2000 of approximately 20%, with the fourth quarters' net income growing in excess of 30% over the same period in 2000. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 59.3% of revenues for the quarter.

          Synovus will host an earnings highlights conference call at 4:15 ET, on October 17, 2001. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

          Synovus Financial Corp. (NYSE: "SNV") is a multi-financial services company with more than $15.8 billion in assets based in Columbus, Ga. Synovus is composed of 39 banks in Georgia, Alabama, South Carolina and Florida; an 80.8-percent stake in Total System Services, Inc. (NYSE: "TSS") (www.tsys.com), one of the world's leading payment services providers; Synovus Wealth Management, a marketing unit for securities, trust, insurance and private banking services; Synovus Mortgage Corp.; and Synovus Leasing Services. Synovus is No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. See Synovus on the Web at www.synovus.com.

 This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share for 2001, and for 2002 and 2003, TSYS' expected growth in net income for the fourth quarter of 2001 and TSYS' expected growth in net income for 2001. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

 Synovus Financial Corp.(R) Reports 22% Increase in Net Income for Third Quarter /p. 3

 from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development and offering of competitive new products and services and the acceptance of such by customers; the growth and profitability of Synovus' non interest or fee income, including changes in income derived from TSYS, being less than expected; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; Synovus' inability to successfully manage any impact from slowing economic conditions or consumer spending; the occurrence of catastrophic events that could impact Synovus or TSYS or its major customers' operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.













                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com


 Synovus Financial Corp.

  INCOME STATEMENT                                                 Nine Months Ended
  (Amounts in thousands, except per share data)                      September 30,

                                                          ------------------------------------------------
                                                              2001               2000          Change
                                                          ------------------------------------------------
  Interest Income (Taxable Equivalent)                    $      866,759            807,325         7.4 %
  Interest Expense                                               402,381            384,043         4.8
                                                          -----------------      -------------  ----------
  Net Interest Income (Taxable Equivalent)                       464,378            423,282         9.7
  Tax Equivalent Adjustment                                        5,359              4,492        19.3
                                                          -----------------      -------------  ----------
  Net Interest Income                                            459,019            418,790         9.6
  Provision for Loan Losses                                       34,956             33,245         5.1
                                                          -----------------      -------------  ----------
  Net Interest Income After Provision                            424,063            385,545        10.0
                                                          -----------------      -------------  ----------
  Non-Interest Income:
      Data Processing                                            474,431            431,356        10.0
      Service Charges on Deposits                                 62,357             55,713        11.9
      Fees For Trust Services                                     19,215             16,555        16.1
      Brokerage Revenue                                           12,343             11,821         4.4
      Mortgage Banking Income                                     27,604             15,595        77.0
      Credit Card Fees                                            15,306             13,158        16.3
      Securities Gains (Losses)                                    1,183                 70     1,590.0
      Other Fee Income                                            12,586             10,774        16.8
      Other Non-Interest Income                                   62,852             55,436        13.4
                                                          -----------------      -------------  ----------
  Total Non-Interest Income                                      687,877            610,478        12.7
                                                          -----------------      -------------  ----------
  Non-Interest Expense:
     Personnel Expense                                           413,164            373,819        10.5
     Occupancy & Equipment Expense                               175,903            164,730         6.8
     Other Non-Interest Expense                                  152,366            150,524         1.2
                                                          -----------------      -------------  ----------
  Total Non-Interest Expense                                     741,433            689,073         7.6
                                                          -----------------      -------------  ----------
  Minority Interest in Consolidated Subsidiaries                  14,208             12,317        15.4
  Income Before Taxes                                            356,299            294,633        20.9
  Income Tax Expense                                             129,894            106,758        21.7
                                                          -----------------      -------------  ----------
  Net Income                                                     226,405            187,875        20.5
                                                          =================      =============  ==========
  Basic Earnings Per Share                                          0.78               0.66        17.9
  Diluted Earnings Per Share                                        0.77               0.66        16.7
  Dividends Declared Per Share                                      0.38               0.33        15.9

  Return on Assets                                                  2.00               1.90          10 bp
  Return on Equity                                                 19.99              19.56          43
  Average Shares Outstanding - Basic                             289,642            283,260         2.3 %
  Average Shares Outstanding - Diluted                           295,623            286,319         3.2

  bp - change is measured as difference in basis points.



 Synovus Financial Corp.

  INCOME STATEMENT
  (Amounts in thousands,                                    2001                                      2000             3rd Quarter
   except per share data)                   ----------------------------------------------------------------------    ------------
                                               Third          Second         First          Fourth         Third       '01 vs. '00
                                              Quarter        Quarter        Quarter        Quarter        Quarter        Change
                                            ----------------------------------------------------------------------    ------------
  Interest Income (Taxable Equivalent)      $    282,587        289,867        294,305        296,527        285,035         (0.9)%
  Interest Expense                               122,035        134,146        146,200        151,430        143,323        (14.9)
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Net Interest Income (Taxable Equivalent)       160,552        155,721        148,105        145,097        141,712         13.3
  Tax Equivalent Adjustment                        1,834          1,833          1,692          1,555          1,471         24.7
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Net Interest Income                            158,718        153,888        146,413        143,542        140,241         13.2
  Provision for Loan Losses                       10,799         13,170         10,987         11,096          9,622         12.2
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Net Interest Income After Provision            147,919        140,718        135,426        132,446        130,619         13.2
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Non-Interest Income:
      Data Processing                            163,692        160,437        150,302        149,611        146,665         11.6
      Service Charges on Deposits                 21,152         21,168         20,037         20,288         19,331          9.4
      Fees For Trust Services                      6,637          6,788          5,790          5,649          5,546         19.7
      Brokerage Revenue                            3,858          4,159          4,326          4,242          3,441         12.1
      Mortgage Banking Income                      8,938         10,197          8,469          6,146          5,887         51.8
      Credit Card Fees                             5,553          5,341          4,412          5,971          4,878         13.8
      Securities Gains (Losses)                      337            428            418            711             98        243.9
      Other Fee Income                             4,109          4,140          4,337          4,335          3,813          7.8
      Other Non-Interest Income                   16,883         20,080         25,889         26,082         14,640         15.3
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Total Non-Interest Income                      231,159        232,738        223,980        223,035        204,299         13.1
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Non-Interest Expense:
     Personnel Expense                           141,455        137,441        134,268        121,658        125,117         13.1
     Occupancy & Equipment Expense                58,088         60,541         57,274         60,945         54,394          6.8
     Other Non-Interest Expense                   50,711         51,061         50,594         51,598         50,248          0.9
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Total Non-Interest Expense                     250,254        249,043        242,136        234,201        229,759          8.9
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Minority Interest in Consolidated
     Subsidiaries                                  4,976          5,027          4,205          4,178          3,692         34.8
  Income Before Taxes                            123,848        119,386        113,065        117,102        101,467         22.1
  Income Tax Expense                              44,943         43,771         41,180         42,420         36,736         22.3
                                            -------------  -------------  ---------------  ------------  -----------   ------------
  Net Income                                      78,905         75,615         71,885         74,682         64,731         21.9
                                            ============   =============  ===============  ============  ===========   ============

  Basic Earnings Per Share                          0.27           0.26           0.25           0.26           0.23         19.1
  Diluted Earnings Per Share                        0.27           0.26           0.25           0.26           0.23         17.9
  Dividends Declared Per Share                      0.13           0.13           0.13           0.11           0.11         15.9

  Return on Assets                                  2.02 %         2.00 %         1.97 %         2.09 %         1.87 %         15 bp
  Return on Equity                                 19.93          19.96          20.08          21.75          19.54           39
  Average Shares Outstanding - Basic             290,868        290,315        287,707        284,423        284,149          2.4 %
  Average Shares Outstanding - Diluted           297,357        296,218        293,248        288,559        287,392          3.5

  bp - change is measured as difference in basis points.


 Synovus Financial Corp.

  SELECTED BALANCE SHEET DATA
  (Amounts in thousands,
   except per share data)

                                                              2001                                  2000                3rd Quarter
                                        ----------------------------------------------------------------------------   -----------
                                            Third          Second           First          Fourth           Third      '01 vs. '00
                                           Quarter         Quarter         Quarter         Quarter         Quarter      Change
                                        ----------------------------------------------------------------------------   -----------
  Total Assets                          $  15,781,130      15,654,130      15,181,807      14,908,092      14,105,157       11.9 %
  Investment Securities                     2,087,135       2,065,125       2,063,315       2,077,928       2,044,152        2.1
  Loans (net of unearned income)           11,852,572      11,604,690      11,155,864      10,751,887      10,454,999       13.4
  Total Deposits                           11,525,774      11,561,515      11,487,328      11,161,710      10,423,641       10.6
      Demand Deposits                       1,750,644       1,822,591       1,725,783       1,726,817       1,592,184       10.0
      Certificates of Deposit               5,200,227       5,238,816       5,368,835       5,132,065       4,980,595        4.4
      Savings Accounts                        422,393         420,520         423,292         404,806         430,961       (2.0)
      NOW Accounts                          1,677,840       1,717,637       1,638,446       1,749,971       1,431,054       17.2
      Money Market                          2,474,670       2,361,951       2,330,972       2,148,051       1,988,847       24.4

  Shareholders'  Equity                     1,618,271       1,550,559       1,501,444       1,417,171       1,343,540       20.4

  Book Value Per Share                           5.56            5.34            5.18            4.98            4.73       17.5
  Equity to Assets                              10.25            9.91            9.89            9.51            9.53         72 bp
  Loan to Deposit Ratio                        102.84          100.37           97.11           96.33          100.30        254
  Demand Deposits / Total Deposits              15.19           15.76           15.02           15.47           15.27        (8)
  Common Shares Outstanding                   291,057         290,615         289,766         284,643         284,179        2.4 %



  CREDIT QUALITY DATA
  (Dollars in thousands)

                                                           2001                               2000                      3rd Quarter
                                       ----------------------------------------------------------------------------   -------------
                                               Third          Second           First          Fourth           Third     '01 vs.'00
                                              Quarter         Quarter         Quarter         Quarter         Quarter      Change
                                        ----------------------------------------------------------------------------   -------------
  Nonperforming  Loans                         49,197          40,168          42,221          41,709          45,974        7.0 %
  Other Real Estate                            14,720          16,458          12,309          13,898           9,408       56.5
  Nonperforming  Assets                        63,917          56,626          54,530          55,607          55,382       15.4
  Allowance for Loan Losses                   162,117         159,600         153,916         147,867         143,974       12.6

  Net Charge-Offs  -  Quarter                   8,280           7,486           7,198           7,203           6,187       33.8
  Net Charge-Offs  -  YTD                      22,965          14,684           7,198          24,032          16,829       36.5
  Net Charge-Offs/Average Loans-Quarter          0.28            0.26            0.26            0.27            0.24          4 bp
  Net Charge-Offs/Average Loans-YTD              0.27            0.26            0.26            0.24            0.23          4

  Nonperforming Loans / Loans & ORE              0.42            0.35            0.38            0.39            0.44         (2)
  Nonperforming Assets / Loans & ORE             0.54            0.49            0.49            0.52            0.53          1
  Allowance / Loans                              1.37            1.38            1.38            1.38            1.38         (1)

  Allowance / Nonperforming Loans              329.52          397.33          364.55          354.52          313.17      1,635
  Allowance / Nonperforming Assets             253.64          281.85          282.26          265.91          259.97       (633)


  bp - change is measured as difference in basis points.


 Synovus Financial Corp.

 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                                         2001                                    2000
                                                ----------------------------------------------------------------------------------
                                                     Third              Second          First           Fourth          Third
                                                    Quarter            Quarter         Quarter         Quarter         Quarter
                                                ----------------------------------------------------------------------------------
 Interest Earning Assets
---------------------------------------
 Investment Securities                          $     2,011,548          2,023,000       2,019,418       2,066,747       2,076,443
     Yield                                                 6.34 %             6.38            6.49            6.44            6.39

 Loans, Net                                     $    11,498,072         11,183,502      10,875,712      10,481,789      10,077,078
     Yield                                                 8.50 %             9.05            9.58            9.84            9.79

 Mortgage Loans Held for Sale                   $       181,372            204,998         143,613         107,266         119,377
     Yield                                                 7.34 %             7.36            7.43            7.93            8.12

 Federal Funds Sold                             $       110,100            105,411         116,245         100,231          88,095
     Yield                                                 3.80 %             4.61            5.90            6.73            6.89

 Time Deposits with Banks                       $         4,087              6,234           5,598           3,315           2,437
     Yield                                                 3.62 %             5.40            5.05            6.88            9.80

----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets                  $    13,805,179         13,523,145      13,160,586      12,759,348      12,363,430
     Yield                                                 8.13 %             8.59            9.05            9.25            9.18
----------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities
---------------------------------------
 Time Deposits Over $100,000                    $     2,583,032          2,651,781       2,655,281       2,541,805       2,409,826
     Rate                                                  5.28 %             5.86            6.45            6.62            6.47

 Time Deposits Under $100,000                   $     2,602,377          2,653,134       2,653,402       2,553,801       2,498,105
     Rate                                                  5.48 %             5.94            6.19            6.15            5.92

 Other Interest Bearing Deposits                $     4,459,166          4,310,544       4,159,123       3,942,170       3,767,410
     Rate                                                  2.44 %             2.88            3.55            3.90            3.82

 Federal Funds Purchased                        $     1,207,804          1,084,710         939,064       1,163,725       1,188,934
     Rate                                                  3.48 %             4.23            5.59            6.48            6.42

 Other Short-Term Borrowings                    $        20,228              6,530           8,687           6,935           8,991
     Rate                                                  3.24 %             3.97            5.14            6.43            5.48

 Other Borrowings                               $       923,290            884,027         867,715         719,639         660,351
     Rate                                                  5.74 %             6.14            6.38            6.33            6.60

-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities             $    11,795,897         11,590,726      11,283,272      10,928,075      10,533,617
     Rate                                                  4.10 %             4.63            5.24            5.49            5.39
-----------------------------------------------------------------------------------------------------------------------------------
 Non-Interest Bearing Demand Deposits           $     1,693,111          1,691,382       1,634,027       1,562,935       1,569,023
 Shareholders' Equity                           $     1,570,921          1,519,296       1,451,560       1,365,732       1,317,936
 Total Assets                                   $    15,474,907         15,194,239      14,792,026      14,224,874      13,736,068
-----------------------------------------------------------------------------------------------------------------------------------
 Spread                                                    4.03 %             3.96            3.81            3.76            3.79
 Net Interest Margin                                       4.62 %             4.61            4.55            4.53            4.57
-----------------------------------------------------------------------------------------------------------------------------------